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                                                                     Exhibit 4.2

                          USA VIDEO INTERACTIVE CORP.
                    (incorporated under the laws of Wyoming)

                         CLASS "A" WARRANT CERTIFICATE

              RIGHT TO PURCHASE ____________________ COMMON SHARES

                        THIS WARRANT IS NON-TRANSFERABLE

THIS IS TO CERTIFY that for value received,(Name) __________, of (Address) __________, (City) __________,(State/ Province) __________________ (Postal/ Zip
Code) ________, is entitled to purchase __________ fully paid and non-assessable common shares of USA Video Interactive Corp. (herein the "Company") as such shares were constituted on __________, 2000, at any time up to the close of business in the City of Vancouver, in the Province of British Columbia, on ___________, 200__ at and for a price of $____.__00 U.S. per common share.

Please note that the relevant share certificate(s) MUST bear the following legend:

       TRANSFER OF THESE SHARES IS RESTRICTED UNTIL ____________, 200___

This Warrant may be exercised only at the Company's office at 507, 837 West Hastings Street, Vancouver, British Columbia V6C 3N6.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed effective the _______ day of _________, 2000.

USA VIDEO INTERACTIVE CORP.


Per:_____________________________________
                                 (c/s)


                               SUBSCRIPTION FORM
                               -----------------

TO:    USA VIDEO INTERACTIVE CORP.
       507, 837 West Hastings Street
       Vancouver, British Columbia  V6C 3N6

(Name)__________, the holder of the above Class "A" Warrant, subscribes for _______________ of the common shares of USA Video Interactive Corp. referred to in the above Warrant according to the conditions thereof, and herewith makes payment for the purchase price in full for the number of shares at and for a price of $_______.__ U.S. per share. A certified cheque or bank draft is enclosed herewith for such amount.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

Name in full                  Address                       Number of Shares
------------                  -------                       ----------------
________________________________________________________________________________

DATED this ____ day of ________________, _______.

                                                 ________________________ (Name)